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                             AMENDMENT NO. 1 TO THE
                            TRINITY INDUSTRIES, INC.
                           DIRECTORS' RETIREMENT PLAN



         Pursuant to the provisions of Section 12 thereof, the Trinity Industries, Inc. Directors' Retirement Plan (the "Plan") is hereby amended effective as of September 10, 1998 in the following respects only:

         FIRST: Section 1 of the Plan is hereby amended by adding the following paragraph to the end thereof:

              The preceding provisions of this Section 1 to the contrary notwithstanding, any former Director who has commenced receiving monthly payments under this Plan following his retirement or disability and who has more than one such monthly payment remaining to be paid may elect in writing on a form acceptable to the Company to waive his right to continue receiving monthly payments hereunder and in lieu thereof to receive one lump sum payment in an amount equal to 90% of the present value of the monthly payments remaining to be paid at the time of such lump sum payment. The present value shall be determined using the actuarial assumptions that would be used for calculating lump sum distributions under the Trinity Industries, Inc. Standard Pension Plan, and the payment will be made in cash to the former Director no later than 15 days following receipt of his election by the Company. In the event that a former Director receives a lump sum payment in accordance with this provision, no further benefits will be owed to or on account of such former Director under this Plan and the remaining 10% of the present value of the monthly payments shall be forfeited.

         SECOND: Section 2 of the Plan is hereby amended by adding the following paragraph to the end thereof:

              The preceding provisions of this Section 2 to the contrary notwithstanding, any beneficiary of a former Director who is receiving monthly payments under the provisions of this Section 2 and who has more than one such monthly payment remaining to be paid may elect in writing on a form acceptable to the Company to waive his right to continue receiving monthly payments hereunder and in lieu thereof to receive one lump sum payment in an amount equal to 90% of the present value of the monthly payments remaining to be paid at the time of such lump sum payment. The present value shall be determined using the actuarial assumptions that would be used for calculating lump sum distributions under the Trinity Industries, Inc. Standard Pension Plan, and the payment will be made in cash to the beneficiary no later than 15 days following receipt of his election by the Company. In the event that a beneficiary of a former Director receives a lump sum payment in accordance with this provision, no further benefits will be owed to such beneficiary on account of such former Director under this Plan and the remaining 10% of the present value of the monthly payments shall be forfeited.



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         THIRD: Section 5 of the Plan is hereby amended by restatement in its entirety to read as follows:

              5. Notwithstanding anything herein to the contrary, in the event of a Change of Control:

              (I) The vested percentage referred to in Section 3 of this Plan shall be 100% for each member of the Board of Directors at the time of such Change of Control, irrespective of the number of such Director's years of service.

              (II) Any former Director (or beneficiary of a former Director) who is receiving monthly payments pursuant to Section 1 (or
                     Section 2 with respect to a beneficiary) and any Director who ceases to be a member of the Board of Directors on or after the date of such Change of Control, who elected (or with respect to a beneficiary, if the former Director elected) an accelerated Change of Control payment, as described below, shall receive, in lieu of the monthly payments that otherwise would be owed to the Director under this Plan pursuant to Section 1 hereof (or beneficiary pursuant to Section 2 hereof), either (i) a cash lump sum payment in an amount equal to the present value of such monthly payments, or (ii) equal annual cash installments over five (5), six (6) or seven (7) years in an aggregate amount which is the actuarial equivalent of such monthly payments, whichever method was elected by the Director on the election form. The accelerated Change of Control payment shall be elected by the Director on a separate election form for such purpose at the time the Director initially becomes covered by this Plan or, if later, on or before July 20, 1999 and shall be irrevocable; provided, however, that a Director or former Director may make, revoke or change an accelerated Change of Control distribution election subsequent to the initial election with the new election to be effective only in the event that the new election is made at least 12 months prior to the date payments under this provision commence.

              (III) Each member of the Board of Directors at the time of such Change of Control and each former Director (or beneficiary of a former Director) who has not yet received the entire benefit to which he is entitled under this Plan, regardless of whether an election was made in accordance with the preceding paragraph (II) and regardless of whether payment has yet commenced, may elect in writing on a form acceptable to the Company to waive his right to any future payment or payments hereunder and in lieu thereof to receive one lump sum payment in an amount equal to 90% of the present value of the payments owed with respect to the Director or former Director under this Plan at the time of such lump sum payment. In the event that a Director or former Director (or beneficiary of a former Director) receives a lump sum payment in accordance with this provision, no further benefits will be owed to or on account of such Director or former Director under this Plan and the


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                     remaining 10% of the present value of the payments
                     otherwise owed shall be forfeited.

               The amount to be distributed as the lump sum present value or actuarial equivalent annual installments shall be determined using the actuarial assumptions that would be used for calculating lump sum distributions or installment payments, as appropriate, under the Trinity Industries, Inc. Standard Pension Plan.

               A "Change of Control" shall be deemed to have occurred for purposes of this Plan if the event set forth in any one of the following paragraphs shall have occurred:

               (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

               (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on May 6, 1997, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on May 6, 1997, or whose appointment, election or nomination for election was previously so approved or recommended; or

               (III) there is consummated a merger or consolidation of the
                     Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company


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                     or its affiliates of a business) representing 30% or more
                     of the combined voting power of the Company's then outstanding securities; or

                (IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                For purposes hereof:

                "Affiliate" shall have the meaning set forth in Rule l2b-2 promulgated under Section 12 of the Exchange Act.

                "Beneficial Owner" shall have the meaning set forth in Rule l3d-3 under the Exchange Act.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         FOURTH: Section 12 of the Plan is hereby amended by adding the following to the end thereof:

         Any provision of this Plan to the contrary notwithstanding, no action taken on or after a Change of Control to amend, modify, freeze or terminate this Plan shall be effective unless written consent thereto is obtained from a majority of the participants who were Directors immediately prior to such Change of Control.


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         IN WITNESS WHEREOF, this Amendment has been executed this _____ day of
________________, 1999.


                                             TRINITY INDUSTRIES, INC.

                                             By
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                                               Title:

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